18 E. Dover Street
Easton, Maryland 21601
Phone 410-763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2023 Fourth Quarter and Annual Results
Easton, Maryland (January 31, 2024) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank N.A. (the “Bank” or “SUB”) reported net income for the fourth quarter of 2023 of $10.5 million or $0.32 per diluted common share compared to a net loss of $9.7 million or $0.29 per diluted common share for the third quarter of 2023, and net income of $8.4 million or $0.42 per diluted common share for the fourth quarter of 2022. Net income for the fiscal year of 2023 was $11.2 million or $0.42 per diluted common share, compared to net income for the fiscal year of 2022 of $31.2 million or $1.57 per diluted common share.
Fourth Quarter 2023 Highlights
■Net Interest Margin Impacted by Growth in Liquidity - Net interest margin (“NIM”) decreased to 3.09% for the fourth quarter of 2023 from 3.35% for the third quarter of 2023, due to significant deposit growth and less net accretion income when compared to the third quarter of 2023. Excluding net accretion interest income of $3.0 million and $5.4 million for the same time periods, NIM decreased nine basis points to 2.87% for the fourth quarter of 2023 from 2.96% for the third quarter of 2023.
■Continued Deposit Growth - During the fourth quarter, total deposits increased 5.43% to $5.4 billion and non-interest bearing (“NIB”) deposits increased 3.8% to $1.3 billion at December 31, 2023 compared to total deposits of $5.1 billion and NIB of $1.2 billion at September 30, 2023. Deposit growth for the quarter was split between core transaction and time deposits. The increased liquidity should help support 2024 loan growth. Current customer interest is indicating that growth could exceed management’s previous guidance of 4%-6% loan growth in 2024. The Bank’s loan to deposit ratio at December 31, 2023 was 86%. Sustained efforts to enhance the Bank’s deposit franchise are expected to attract additional deposits in future quarters.
■Stable Funding and Liquidity - Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances, and brokered deposits increased $210.4 million from $5.2 billion at September 30, 2023 to $5.4 billion at December 31, 2023. The Bank had no FHLB advances at December 31, 2023 and reduced brokered deposits $67.0 million during the fourth quarter to $44.5 million or 0.8% of total deposits. The Bank's uninsured deposits at December 31, 2023 were $1.05 billion or 19.49% of total deposits.The Bank's uninsured deposits, excluding deposits secured with pledged collateral, at December 31, 2023 were $893.5 million or 16.59% of total deposits.
At December 31, 2023, the Bank had approximately $1.4 billion of available liquidity including: $372.4 million in cash, $1.0 billion in secured borrowing capacity at the FHLB and other correspondent banks, and $45.0 million in unsecured lines of credit. At December 31, 2023, available liquidity of approximately $1.4 billion was 159% of uninsured deposits, excluding deposits secured with pledged collateral of $893.5 million.
■Continued Solid Asset Quality - Non-accrual loans, OREO and loan modifications to borrowers' experiencing financial difficulties ("BEFDs") were $13.3 million or 0.22% of total assets at December 31, 2023 compared to $9.2 million or 0.16% of total assets at September 30, 2023. The modest increase in nonperforming and classified assets was the result of a small increase in late payments in consumer loans and a proactive review of larger commercial relationships in the current interest rate environment.
“Stable interest income was offset by higher interest expenses in the fourth quarter as we added liquidity and continued to see pressure on the cost of deposits,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “We made good progress expanding our market share and adding new customers in the third and fourth quarters and are optimistic that we can build on the deposit growth we experienced in the fourth quarter. Improved liquidity should provide an opportunity to grow loans and stabilize margins. We continue to focus on expenses and have undertaken a number of expense-reduction initiatives, including a 7% reduction in headcount since the close of the transaction in the third quarter. Shore Bancshares, with its considerable scale, diversification, and resources, is well-positioned to enhance shareholder value, effectively manage risks, and deliver outstanding service to customers.”

Merger with The Community Financial Corporation (“TCFC”)
The Company merged with TCFC and its wholly-owned subsidiary Community Bank of the Chesapeake (“CBTC”) on July 1 2023 (the “merger”). The acquisition method was used to account for the transaction with the Company as the acquirer. The Company recorded the assets and liabilities of TCFC at their respective fair values as of July 1, 2023. The transaction was valued at approximately $153.6 million and expanded the Bank’s footprint into the Southern Maryland Counties of Charles, St. Mary’s and Calvert and the greater Fredericksburg area in Virginia, which includes, Stafford and Spotsylvania Counties. This acquired market area is one of the fastest growing regions in the country and is home to a mix of federal facilities and industrial and high-tech businesses. These areas boast a strong median household income, low unemployment and projected population growth better than national averages. Based on information from the U.S. Bureau of Labor Statistics, unemployment rates in legacy CBTC’s footprint have historically remained well below the national average. At the time of the acquisition, TCFC added $2.4 billion in assets, $454.5 million in investments, $1.8 billion in loans, $2.0 billion in deposits, $150.6 million in brokered deposits, $69.0 million in FHLB advances and $32.0 million in subordinated debt and trust preferred debentures. The excess of the fair value of net TCFC assets acquired over the merger consideration resulted in a $8.8 million bargain purchase gain.
Balance Sheet Review
Total assets were $6.0 billion at December 31, 2023, an increase of $2.5 billion or 72.9%, when compared to $3.5 billion at December 31, 2022. The aggregate increase was primarily due to the merger, with significant increases in loans held for investment of $2.1 billion, or 81.6%, and cash and cash equivalents of $316.9 million, partially offset by an increase in allowance for credit losses of $40.7 million. The ratio of the allowance to total loans increased from 0.65% at December 31, 2022, to 1.24% at December 31, 2023. The increases were due to the adoption of CECL on January 1, 2023 and the merger. Due to a lack of uniformity of historical data between the legacy banks in their respective models, management implemented a new post merger model methodology. The Bank's provision for credit losses for the twelve months ended December 31, 2023 was $31.0 million and were due primarily to $20.1 million related to the acquisition of TCFC legacy loans and $7.3 million due to the change in ACL methodology on SUB legacy loans.
The Company’s tangible common equity ratio at December 31, 2023 was 6.78%. The Company’s Tier 1 and Total Risk-Based Capital Ratios at December 31, 2023 were 9.31% and 11.48%, respectively. The Bank’s Tier 1 and Total Risk-Based Capital Ratios at December 31, 2023 were 10.02% and 11.27%, respectively. Non-owner occupied commercial real estate (“CRE”) loans as a percentage of the Bank’s Tier 1 Capital + ACL at December 31, 2023 and December 31, 2022 were $2.0 billion or 382.6% and $1.0 billion or 289.4%, respectively. Construction loans as a percentage of the Bank’s Tier 1 Capital + ACL at December 31, 2023 and December 31, 2022 were $299.0 million or 56.7% and $246.3 million or 69.9%, respectively.
The Bank's office CRE portfolio, which included owner-occupied and non-owner occupied CRE loans, was $521.7 million or 11.2% of total loans of $4.6 billion at December 31, 2023, which included $142.9 million or 27.4% with medical tenants and $74.9 million or 14.4% with government or government contractor tenants. There were 507 loans in the office CRE portfolio with an average and median loan size of $1.0 million and $0.4 million, respectively. Loan to Value ("LTV") estimates are less than 70% for $398.7 million or 76.4% of the office CRE portfolio.
The Bank had 23 CRE office loans totaling $189.8 million that were greater than $5.0 million at December 31, 2023. For this subset of the office CRE portfolio, at December 31, 2023, the average loan debt-service coverage ratio was 1.8x and average LTV was 53.9%. Most buildings in the Bank's office CRE portfolio are two stories or less and outside metropolitan areas.
Total borrowings were $72.3 million at December 31, 2023, a decrease of $10.8 million, or 13.0%, when compared to $83.1 million at December 31, 2022. Total borrowings at December 31, 2023 were comprised of $43.1 million of subordinated debt and $29.2 million of trust preferred debentures. The decrease in total borrowings at December 31, 2023 when compared to December 31, 2022 was primarily due to repayment of $40.0 million in FHLB short-term advances, partially offset by an increase of $29.2 million in subordinated debt and trust preferred debentures from the acquisition of TCFC. The Company's wholesale funding increased $4.5 million, which includes brokered deposits and FHLB advances, from $40.0 million in FHLB advances at December 31, 2022 to $44.5 million in brokered deposits at December 31, 2023. The Bank redeemed callable brokered certificates of $67.0 million during the fourth quarter of 2023.
Total deposits increased $2.4 billion, or 79.0% to $5.4 billion at December 31, 2023 when compared to December 31, 2022. The increase in total deposits was primarily due to the merger, which resulted in an increase in time deposits of $760.3 million, demand deposits of $471.4 million, money market and savings of $748.6 million and noninterest-bearing deposits of $396.0 million. Total deposits increased $277.4 million from $5.1 billion at September 30, 2023 to $5.4 billion at December 31, 2023. The increase in deposits during the fourth quarter was due to increases in non-interest bearing deposits of $46.6 million, and increases in interest bearing deposits of $230.7 million which was comprised of an increase in money market and savings deposits of $227.1 million and time deposits of $48.1 million partially offset by a decrease in demand deposits of $44.5 million.
At December 31, 2023, total deposits consisted of $5.3 billion in customer deposits and $44.5 million in traditional brokered deposits. Traditional brokered deposits decreased from $111.5 million or 2.2% of total deposits at September 30, 2023 to $44.5 million or 0.8% of total deposits at December 31, 2023. Traditional brokered deposits do not include the portion of reciprocal deposits classified as brokered deposits for call reporting purposes. For FDIC call reporting purposes reciprocal deposits are classified as brokered deposits when they exceed 20% of a bank’s liabilities or $5.0 billion. Reciprocal deposits are included in customer deposits and are used to maximize FDIC insurance available to our customers. Reciprocal deposits considered brokered deposits for call reporting purposes were $204.8 million at December 31, 2023.
NIB accounts increased from $862.0 million at December 31, 2022 to $1.3 billion at December 31, 2023, and represent 23.4% of total deposits.
Total stockholders’ equity increased $146.9 million, or 40.3%, when compared to December 31, 2022, primarily due to the $153.1 million increase in paid in capital due to the merger. As of December 31, 2023, the ratio of total equity to total assets was 8.50% and the ratio of total tangible equity to total tangible assets was 6.78% compared to 10.48% and 8.67% at the end of 2022, respectively.
Review of Quarterly Financial Results
Net interest income was $41.5 million for the fourth quarter of 2023, compared to $45.6 million for the third quarter of 2023 and $26.9 million for the fourth quarter of 2022. The decrease in net interest income when compared to the third quarter of 2023 was primarily due to the increase in interest expense of $4.0 million resulting from an increase in the average balance of deposits of $187.8 million. The increase when compared to the fourth quarter of 2022 was primarily due to the increase in interest and fees on loans partially offset by the increase in interest on deposits, both significantly impacted by the merger in the third quarter of 2023.
The Company’s net interest margin decreased to 3.09% for the fourth quarter of 2023 from 3.35% for the third quarter of 2023 due to lower net accretion income and an increase in the overall mix of interest bearing deposits compared to non-interest bearing deposits. Average interest-bearing deposits increased $187.8 million which resulted in an 36 basis point rate increase in interest-bearing deposits. In addition to the change in deposit mix, rates on money market and time deposits also increased, which were partly offset by lower rates on demand deposits. The increase in interest bearing deposits was the result of a strategic focus by the Company to grow deposits during the fourth quarter to support 2024 loan growth.
The Company’s net interest margin decreased to 3.09% for the fourth quarter of 2023 from 3.34% for the fourth quarter of 2022. Comparing the fourth quarter of 2023 to the fourth quarter of 2022, the Company’s interest-earning asset yields increased 129 basis points to 5.29% from 4.00%, while the cost of funds increased at a faster rate of 156 basis points to 2.25% from 0.69% for the same period.
The provision for credit losses was $0.9 million for the three months ended December 31, 2023. The comparable amounts were $28.2 million for the three months ended September 30, 2023, and $0.5 million for the three months ended December 31, 2022. The decrease in the provision for credit losses for the fourth quarter of 2023 compared to the third quarter of 2023 was primarily related to the acquisition of the TCFC legacy loans in the third quarter of 2023 and the change in ACL methodology on SUB legacy loans. The increase in the provision for credit losses when compared to the fourth quarter of 2022 was also impacted by higher reserves required by the Company’s CECL allowance model as compared to the incurred loss model utilized in 2022. Net charge-offs for the fourth quarter of 2023 were $0.5 million compared to net charge-offs of $1.4 million for the third quarter of 2023 and net charge offs of $84,000 for the fourth quarter of 2022. Included in the net charge-offs for the third quarter of 2023 were $1.2 million in charge-offs related to loan sales of $10.7 million that reduced classified assets and CRE concentrations.
At December 31, 2023 and September 30, 2023, nonperforming assets were $13.7 million or 0.23% of total assets and $11.3 million, or 0.20% of total assets, respectively. The balance of nonperforming assets increased primarily due to an increase in nonaccrual loans of $3.8 million, primarily offset by a decrease of $1.4 million in loans 90 days past due and still accruing. The composition of the additional $3.8 million in nonaccrual loans at December 31, 2023 were made up of a few credits and does not signify an overall declining trend in asset quality. When comparing December 31, 2023 to December 31, 2022, nonperforming assets increased $9.8 million, primarily due to increases in nonaccrual loans of $10.9 million and offset primarily by a decrease of $1.1 million in loans 90 days past due and still accruing. The modest increase in nonperforming assets was the result of a proactive review of larger commercial relationships in the current interest rate environment.
Total noninterest income for the fourth quarter of 2023 was $7.5 million, a decrease of $7.4 million from $15.0 million for the third quarter of 2023 and an increase $1.7 million from $5.9 million for the fourth quarter of 2022. The decrease from the third quarter of 2023 was primarily due to the bargain purchase gain of $8.8 million and a decrease of $1.1 million in trust and investment fee income, both the result of the acquisition of TCFC, partially offset by a loss of $2.2 million on the sale of investment securities in the third quarter of 2023. Shortly following the closing of the merger on July 1, 2023, management sold virtually all of CBTC’s available for sale investment securities. The $2.2 million loss relates to the difference in the fair values of the securities on July 1, 2023 compared to actual sales proceeds received from the sales on the settlement date. The increase from the fourth quarter of 2022 was primarily due to other noninterest income which included increases in other loan fee income, gains on life insurance contracts and an increase in credit card income all a result of the merger.
Total noninterest expense of $33.7 million for the fourth quarter of 2023 decreased $13.5 million when compared to the third quarter of 2023 expense of $47.2 million and increased $12.7 million when compared to the fourth quarter of 2022 expense of $21.0 million. Excluding merger costs and core deposit amortization of $3.2 million for the fourth quarter of 2023 and $17.5 million for the third quarter of 2023, noninterest expense for the comparable periods was $30.5 million and $29.7 million, respectively. The increase was primarily due to higher FDIC insurance premium expense as a result of the increased size of the Bank. Based on the Bank’s current size, FDIC insurance premiums are expected to be between $1.0 million and $1.2 million per quarter in 2024. The increase in total noninterest expense, when excluding merger and acquisition costs and core deposit intangibles of $1.4 million for the fourth quarter of 2022, was primarily due to the acquisition of TCFC in the third quarter of 2023, and resulting additional headcount, infrastructure (11 additional branches), processing fees and FDIC insurance premiums.
Review of Twelve Month Financial Results
Net interest income for the first twelve months of 2023 was $135.3 million, an increase of $34.0 million, or 33.6%, when compared to the first twelve months of 2022. The increase in net interest income was primarily due to an increase in total interest income of $100.2 million, or 88.0%, which included an increase in interest and fees on loans of $95.2 million, or 96.1%. The increase of interest and fees on loans was primarily due to the increase in the average balance of loans of $1.3 billion, or 58.7%, and an increase in net accretion income of $7.5 million due to the merger. Increases to net interest income were partially offset by increased total interest expense of $66.2 million, or 528.0%, primarily due to increases in the cost of funds and in the average balance of interest-bearing deposits of $859.9 million, or 40.5%, largely due to the merger.
The Company’s net interest margin decreased to 3.11% for 2023 from 3.15% for 2022, primarily due to costs on interest-bearing liabilities increasing at a faster rate than increasing yields on interest-earning assets. The average balance and rates paid on interest-bearing deposits increased $859.9 million and 183 basis points compared to increased average balance and yields earned on average earning assets of $1.1 billion and 138 basis points. Total net accretion income for 2023 was $9.4 million, compared to $1.9 million for 2022. During 2023, until the balance sheet restructuring in the third quarter of 2023, the net interest margin experienced compression due to the Company’s liability sensitive position, the result of deposit rate pressures and significantly higher FHLB borrowing rates.
The provision for credit losses for the twelve months ended December 31, 2023 and 2022 was $31.0 million and $1.9 million, respectively. The increase in the provision for credit losses for 2023 was impacted by higher levels of reserves required by the Company’s CECL model as compared to the incurred loss methodology utilized in 2022 and higher reserves required for the acquisition of TCFC in the third quarter of 2023 and a change in CECL methodology in the third quarter of 2023 for the legacy SUB loans. Net charge offs for the twelve months ended December 31, 2023 were $2.0 million compared to net recoveries of $0.8 million for the twelve months ended December 31, 2022.
Total noninterest income for the twelve months ended December 31, 2023 increased $10.1 million or 43.6%, when compared to the same period in 2022. The increase in noninterest income was due to the bargain purchase gain of $8.8 million associated with the merger, an increase of $1.8 million in trust and investment fee income and an increase of $0.9 million in interchange credits, partially offset by a $2.2 million loss on sales of investment securities and a decrease of $0.8 million in title company revenue.
Total noninterest expense for the twelve months ended December 31, 2023 increased $43.0 million, or 53.5%, when compared to the same period in 2022. Almost all noninterest expense line items increased as a result of the merger and the expanded operations of the newly combined Company. Merger-related expenses for the twelve months ended December 31, 2023 were $17.4 million, compared to the twelve months ended December 31, 2022 of $2.1 million. As the Company continues its merger integration, a key focus of management will be to streamline processes, unlock operational efficiencies and reduce overall noninterest expenses.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in title work related to real estate transactions through its wholly-owned subsidiary, Mid-Maryland Title Company, Inc. and in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the expected cost savings, synergies and other financial benefits from the acquisition of TCFC or any other acquisition the Company has made or may make might not be realized within the expected time frames or at all; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; any failures to adequately manage the transition from USD LIBOR as a reference rate; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; the impact of recent or future changes in FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; our ability to remediate the material weakness identified in our internal control over financial reporting; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors.”
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Todd Capitani, Executive Vice President, and Chief Financial Officer, 240-427-1068

Shore Bancshares, Inc.
Financial Highlights (Unaudited)

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	2023	2022	Change		2023	2022	Change

PROFITABILITY FOR THE PERIOD
Net interest income	$41,525	$26,943	54.1%		$135,307	$101,302	33.6%
Provision for credit losses	896	450	99.1		30,953	1,925	1,507.9
Noninterest income	7,548	5,862	28.8		33,159	23,086	43.6
Noninterest expense	33,670	21,000	60.3		123,329	80,322	53.5
Income before income taxes	14,507	11,355	27.8		14,184	42,141	(66.3)
Income tax expense	4,017	2,948	36.3		2,956	10,964	(73.0)
Net income	$10,490	$8,407	24.8		$11,228	$31,177	(64.0)

Return on average assets	0.72%	0.97%	(25)	bp	0.24%	0.90%	(66)	bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP	0.88	1.09	(21)		0.58	0.99	(41)
Return on average equity	8.21	9.22	(101)		2.54	8.76	(622)
Return on average tangible equity - Non-GAAP (1), (2)	12.88	12.83	5		7.74	11.96	(422)
Interest rate spread	2.34	3.04	(70)		2.42	2.96	(54)
Net interest margin	3.09	3.34	(25)		3.11	3.15	(4)
Efficiency ratio - GAAP	68.61	64.01	460		73.21	64.57	864
Efficiency ratio - Non-GAAP (1)	61.99	59.60	239		58.44	61.21	(277)
Non-interest income to avg assets	0.52	0.68	(16)		0.71	0.67	4
Non-interest expense to avg assets	2.33	2.42	(9)		2.64	2.33	31
Net operating expense to avg assets	1.80	1.75	5		1.93	1.66	27

PER SHARE DATA
Basic and diluted net income per common share	$0.32	$0.42	(23.8)%		$0.42	$1.57	(73.2)%

Dividends paid per common share	$0.12	$0.12	—%		$0.48	$0.48	—%
Book value per common share at period end	15.41	18.34	(16.0)
Tangible book value per common share at period end - Non-GAAP (1)	12.06	14.87	(18.9)
Market value at period end	14.25	17.43	(18.2)
Market range:
High	14.51	20.85	(30.4)		18.15	21.41	(15.2)
Low	9.66	17.04	(43.3)		9.66	17.04	(43.3)

AVERAGE BALANCE SHEET DATA
Loans	$4,639,467	$2,467,324	88.0%		$3,639,058	$2,293,627	58.7%
Investment securities	619,920	661,968	(6.4)		674,866	589,842	14.4
Earning assets	5,339,833	3,206,591	66.5		4,356,855	3,220,672	35.3
Assets	5,745,440	3,441,079	67.0		4,663,539	3,444,981	35.4
Deposits	5,136,818	3,006,734	70.8		4,029,014	3,014,109	33.7
Short-term and Long Term FHLB advances, Repurchase Agreements	1,141	8,044	(85.8)		111,392	10,247	987.1
Subordinated Debt & TRUPS	72,155	43,031	67.7		57,708	42,917	34.5
Stockholders' equity	507,040	361,623	40.2		441,790	355,850	24.2

Shore Bancshares, Inc.
Financial Highlights (Unaudited) - Continued

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	2023	2022	Change		2023	2022	Change

CREDIT QUALITY DATA
Net charge-offs/(recoveries)	$500	$84	495.2%		$2,019	$(774)	360.9%

Nonaccrual loans	$12,784	$1,908	570.0%
Loans 90 days past due and still accruing	738	1,841	(59.9)
Other real estate owned	179	197	(9.1)
Total nonperforming assets	13,701	3,946	247.2
BEFD (2023) TDR (2022)	367	4,405	(91.7)
Total nonperforming assets and BEFD modification	$14,068	$8,351	68.5

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.50%	10.48%	(198)	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	6.78	8.67	(189)

Annualized net charge-offs (recoveries) to average loans	0.04%	0.01%	3	bp	0.06%	(0.03)%	9	bp

Allowance for credit losses as a percent of:
Period-end loans	1.24%	0.65%	59	bp
Nonaccrual loans	448.62	872.27	(42,365)
Nonperforming assets	418.59	421.77	(318)
Accruing BEFD modifications	15,626.98	377.82	1,524,916
Nonperforming assets and accruing BEFDs	407.67	199.29	20,838

As a percent of total loans:
Nonaccrual loans	0.28%	0.07%	21	bp

As a percent of total loans+other real estate owned:
Nonperforming assets	0.30%	0.15%	15	bp

As a percent of total assets:
Nonaccrual loans	0.21%	0.05%	16	bp
Nonperforming assets	0.23%	0.11%	12
____________________________________
(1)See the reconciliation table that begins on page 20.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 20.

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

			December 31, 2023
			compared to
(In thousands, except per share data)	December 31, 2023	December 31, 2022	December 31, 2022

ASSETS
Cash and due from banks	$63,172	$37,661	67.7%
Interest-bearing deposits with other banks	309,241	17,838	1,633.6
Cash and cash equivalents	372,413	55,499	571.0

Investment securities available for sale (at fair value)	110,521	83,587	32.2
Investment securities held to maturity (net of allowance for credit losses of $94 (2023)) at amortized cost)	513,188	559,455	(8.3)
Equity securities, at fair value	5,703	1,233	362.5
Restricted securities	17,900	11,169	60.3
Loans held for sale, at fair value	8,782	4,248	106.7

Loans held for investment	4,641,010	2,556,107	81.6
Less: allowance for credit losses	(57,351)	(16,643)	244.6
Loans, net	4,583,659	2,539,464	80.5
Premises and equipment, net	82,386	51,488	60.0
Goodwill	63,266	63,266	—
Other intangible assets, net	48,090	5,547	767.0
Other real estate owned, net	179	197	(9.1)
Mortgage servicing rights, at fair value	5,926	5,275	12.3
Right of use assets, net	12,487	9,629	29.7
Cash surrender value on life insurance	101,704	59,218	71.7
Other assets	84,714	28,001	202.5
Total assets	$6,010,918	$3,477,276	72.9

LIABILITIES
Noninterest-bearing deposits	$1,258,037	$862,015	45.9%
Interest-bearing deposits	4,128,083	2,147,769	92.2
Total deposits	5,386,120	3,009,784	79.0

Advances from FHLB - short-term	—	40,000	(100.0)
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS")	29,158	18,398	58.5
Subordinated debt	43,139	24,674	74.8
Total borrowings	72,297	83,072	(13.0)

Lease liabilities	12,857	9,908	29.8
Accrued expenses and other liabilities	28,509	10,227	178.8
Total liabilities	$5,499,783	$3,112,991	76.7

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 50,000,000 shares	$332	$199	66.8
Additional paid in capital	356,007	201,494	76.7
Retained earnings	162,290	171,613	(5.4)
Accumulated other comprehensive loss	(7,494)	(9,021)	16.9
Total stockholders' equity	511,135	364,285	40.3
Total liabilities and stockholders' equity	$6,010,918	$3,477,276	72.9

Period-end common shares outstanding	$33,162	$19,865	66.9
Book value per common share	$15.41	$18.34	(16.0)

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
(In thousands, except per share data)	2023	2022	% Change	2023	2022	% Change

INTEREST INCOME
Interest and fees on loans	$65,914	$27,664	138.3%	$194,339	$99,122	96.1%
Interest on investment securities:
Taxable	3,992	3,945	1.2	16,832	11,507	46.3
Tax-exempt	6	6	—	46	6	666.7
Interest on federal funds sold	—	—	—	92	—	—
Interest on deposits with other banks	1,224	664	84.3	2,770	3,210	(13.7)
Total interest income	$71,136	$32,279	120.4	$214,079	$113,845	88.0

INTEREST EXPENSE
Interest on deposits	$28,133	$4,554	517.8	$68,800	$9,983	589.2
Interest on short-term borrowings	16	72	(77.8)	5,518	74	7,356.8
Interest on long-term borrowings	1,462	710	105.9	4,454	2,486	79.2
Total interest expense	$29,611	$5,336	454.9	$78,772	$12,543	528.0

NET INTEREST INCOME	$41,525	$26,943	54.1	$135,307	$101,302	33.6
Provision for credit losses	896	450	99.1	30,953	1,925	1507.9

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	$40,629	$26,493	53.4	$104,354	$99,377	5.0

NONINTEREST INCOME
Service charges on deposit accounts	$1,519	$1,346	12.9	$5,501	$5,652	(2.7)
Trust and investment fee income	844	401	110.5	3,608	1,784	102.2
Loss on sales and calls of investment securities	—	—	—	(2,166)	—	—
Interchange credits	1,633	1,280	27.6	5,714	4,812	18.7
Mortgage-banking revenue	1,105	1,567	(29.5)	4,513	5,210	(13.4)
Title Company revenue	139	194	(28.4)	551	1,340	(58.9)
Bargain purchase gain	—	—	—	8,816	—	—
Other noninterest income	2,308	1,074	114.9	6,622	4,288	54.4
Total noninterest income	$7,548	$5,862	28.8	$33,159	$23,086	43.6

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited) - Continued

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
(In thousands, except per share data)	2023	2022	% Change	2023	2022	% Change

NONINTEREST EXPENSE
Salaries and wages	$12,823	$8,909	43.9%	$44,645	$35,931	24.3%
Employee benefits	3,389	2,786	21.6	12,358	9,908	24.7
Occupancy expense	2,328	1,694	37.4	7,791	6,242	24.8
Furniture and equipment expense	790	648	21.9	2,551	2,018	26.4
Data processing	2,762	1,856	48.8	8,783	6,890	27.5
Directors' fees	426	222	91.9	1,156	839	37.8
Amortization of intangible assets	2,595	460	464.1	6,105	1,988	207.1
FDIC insurance premium expense	1,733	315	450.2	3,479	1,426	144.0
Other real estate owned, net	—	13	(100.0)	1	65	(98.5)
Legal and professional fees	1,411	636	121.9	4,337	2,840	52.7
Merger related expenses	602	967	(37.7)	17,356	2,098	727.3
Other noninterest expenses	4,811	2,494	92.9	14,767	10,077	46.5
Total noninterest expense	33,670	21,000	60.3	123,329	80,322	53.5

Income before income taxes	14,507	11,355	27.8	14,184	42,141	(66.3)
Income tax expense	4,017	2,948	36.3	2,956	10,964	(73.0)
NET INCOME	$10,490	$8,407	24.8	$11,228	$31,177	(64.0)

Weighted average shares outstanding - basic and diluted	33,322	19,862	67.8	26,660	19,847	34.3

Basic and diluted net income per common share	$0.32	$0.42	(23.8)	$0.42	$1.57	(73.2)

Dividends paid per common share	$0.12	$0.12	—	$0.48	$0.48	—

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	For the Three Months Ended						For the Three Months Ended
	December 31, 2023			December 31, 2022			December 31, 2023			September 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,331,150	$18,653	5.56%	$813,673	$7,911	3.86%	$1,331,150	$18,653	5.56%	$1,141,707	$14,548	5.06%
Commercial real estate	2,728,094	38,730	5.63	1,246,966	15,114	4.81	2,728,094	38,730	5.63	2,831,569	40,536	5.68
Commercial	221,342	4,295	7.70	149,068	1,966	5.23	221,342	4,295	7.70	233,756	5,315	9.02
Consumer	333,807	3,859	4.59	244,471	2,602	4.22	333,807	3,859	4.59	332,486	4,183	4.99
State and political	1,290	13	4.00	1,084	11	4.03	1,290	13	4.00	929	10	4.27
Credit Cards	6,320	166	10.42	—	—	—	6,320	166	10.42	6,164	149	9.59
Other	17,464	277	6.29	12,062	96	3.16	17,464	277	6.29	16,137	201	4.94
Total Loans	4,639,467	65,993	5.64	2,467,324	27,700	4.45	4,639,467	65,993	5.64	4,562,748	64,942	5.65

Investment securities
Taxable	619,259	3,992	2.58	661,519	3,945	2.39	619,259	3,992	2.58	778,081	5,047	2.59
Tax-exempt (1)	661	8	4.84	449	7	6.24	661	8	4.84	663	34	20.51
Federal funds sold	—	—	—	—	—	—	—	—	—	7,533	92	4.85
Interest-bearing deposits	80,446	1,224	6.04	77,299	664	3.40	80,446	1,224	6.04	55,547	1,213	8.66
Total earning assets	5,339,833	71,217	5.29	3,206,591	32,316	4.00	5,339,833	71,217	5.29	5,404,572	71,328	5.24
Cash and due from banks	63,506			29,358			63,506			51,714
Other assets	399,409			221,599			399,409			359,726
Allowance for credit losses	(57,308)			(16,469)			(57,308)			(46,700)
Total assets	$5,745,440			$3,441,079			$5,745,440			$5,769,312

	For the Three Months Ended						For the Three Months Ended
	December 31, 2023			December 31, 2022			December 31, 2023			September 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Interest-bearing liabilities
Demand deposits	$1,117,117	$6,673	2.37%	$670,424	$2,217	1.31%	$1,117,117	$6,673	2.37%	$1,056,956	$6,659	2.50%
Money market and savings deposits	1,605,930	8,330	2.06	1,043,076	1,581	0.60	1,605,930	8,330	2.06	1,572,920	6,810	1.72
Brokered deposits	92,840	1,347	5.76	—	—	—	92,840	1,347	5.76	98,649	1,225	4.93
Certificates of deposit $100,000 or more	701,051	6,898	3.90	217,051	433	0.79	701,051	6,898	3.90	706,642	6,272	3.52
Other time deposits	391,820	4,885	4.95	205,293	322	0.62	391,820	4,885	4.95	285,743	2,507	3.48
Interest-bearing deposits (4)	3,908,758	28,133	2.86	2,135,844	4,553	0.85	3,908,758	28,133	2.86	3,720,910	23,473	2.50
Advances from FHLB - short-term	1,141	16	5.56	7,391	72	3.86	1,141	16	5.56	70,348	692	3.90
Advances from FHLB - long-term	—	—	—	653	(11)	(6.08)	—	—	—	—	—	—
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,155	1,462	8.04	43,031	720	6.64	72,155	1,462	8.04	71,907	1,461	8.06
Total interest-bearing liabilities	3,982,054	29,611	2.95	2,186,919	5,334	0.96	3,982,054	29,611	2.95	3,863,165	25,626	2.63
Noninterest-bearing deposits	1,228,060			870,890			1,228,060			1,345,976
Accrued expenses and other liabilities	28,286			21,647			28,286			27,057
Stockholders' equity	507,040			361,623			507,040			533,114
Total liabilities and stockholders' equity	$5,745,440			$3,441,079			$5,745,440			$5,769,312

Net interest income		$41,606			$26,982			$41,606			$45,702

Net interest spread			2.34%			3.04%			2.34%			2.61%
Net interest margin			3.09%			3.34%			3.09%			3.35%
Cost of Funds			2.25%			0.69%			2.25%			1.95%
Cost of Deposits			2.17%			0.60%			2.17%			1.84%
Cost of Debt			8.00%			6.07%			8.00%			6.00%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.8 million, $0.6 million and $6.1 million of accretion interest on loans for the three months ended December 31, 2023 and 2022, and September 30, 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit discount and amortization of borrowing fair value adjustments. There were $(1.5) million, $0.2 million and $(0.5) million of amortization of deposits premium, and $(0.2) million, $(47,000), and $(0.2) million of amortization of borrowing fair value adjustments for the three months ended December 31, 2023 and 2022, and September 30, 2023, respectively.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	For the Twelve Months Ended December 31,
	2023			2022
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,076,713	$54,583	5.07%	$699,192	$31,401	4.49%
Commercial real estate	2,039,153	110,058	5.40	1,182,845	51,821	4.38
Commercial	184,214	13,607	7.39	194,785	7,829	4.02
Consumer	322,033	15,298	4.75	195,542	7,560	3.87
State and political	1,025	41	4.00	1,613	64	3.97
Credit Cards	3,147	315	10.01	—	—	—
Other	12,773	678	5.31	19,650	601	3.06
Total Loans	3,639,058	194,580	5.35	2,293,627	99,276	4.33

Investment securities
Taxable	674,203	16,832	2.50	589,729	11,507	1.95
Tax-exempt (1)	663	58	8.75	113	7	6.19
Federal funds sold	1,899	92	4.84	—	—	—
Interest-bearing deposits	41,032	2,770	6.75	337,203	3,210	0.95
Total earning assets	4,356,855	214,332	4.92	3,220,672	114,000	3.54
Cash and due from banks	43,555			18,158
Other assets	303,906			221,592
Allowance for credit losses	(40,777)			(15,441)
Total assets	$4,663,539			$3,444,981

Interest-bearing liabilities
Demand deposits	$883,976	$20,134	2.28%	$638,105	$3,869	0.61%
Money market and savings deposits	1,275,088	20,039	1.57	1,043,032	3,609	0.35
Brokered deposits	56,101	2,919	5.20	—	—	—
Certificates of deposit $100,000 or more	492,226	16,583	3.37	239,927	1,364	0.57
Other time deposits	278,144	9,125	3.28	204,536	1,141	0.56
Interest-bearing deposits (4)	2,985,535	68,800	2.30	2,125,600	9,983	0.47
Securities sold under retail repurchase agreements and federal funds purchased	—	—	—	683	2	0.29
Advances from FHLB - short-term	111,392	5,518	4.95	1,863	72	3.86
Advances from FHLB - long-term	—	—	—	7,701	35	0.45
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	57,708	4,454	7.72	42,917	2,451	5.71
Total interest-bearing liabilities	3,154,635	78,772	2.50	2,178,764	12,543	0.58
Noninterest-bearing deposits	1,043,479			888,509
Accrued expenses and other liabilities	23,635			21,858
Stockholders' equity	441,790			355,850
Total liabilities and stockholders' equity	$4,663,539			$3,444,981

Net interest income		$135,560			$101,457

Net interest spread			2.42%			2.96%
Net interest margin			3.11%			3.15%
Cost of Funds			1.88%			0.41%
Cost of Deposits			1.71%			0.33%
Cost of Debt			5.90%			4.82%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $11.8 million and $1.5 million of accretion interest on loans for the twelve months ended December 31, 2023 and 2022, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $(1.8) million of amortization of deposit discounts and $0.6 million of amortization of deposit premium, and $(0.6) million and $(0.2) million of amortization of borrowing fair value adjustment for the twelve months ended December 31, 2023 and 2022, respectively.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	12/31/2023		12/31/2023
	2023	2023	2023	2023	2022	compared to		compared to
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2023		Q4 2022
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$41,606	$45,702	$22,545	$25,705	$26,981	(9.0)%		54.2%
Less: Taxable-equivalent adjustment	81	80	51	41	38	1.3		113.2
Net interest income	41,525	45,622	22,494	25,664	26,943	(9.0)		54.1
Provision for credit losses	896	28,176	667	1,213	450	(96.8)		99.1
Noninterest income	7,548	14,984	5,294	5,334	5,862	(49.6)		28.8
Noninterest expense	33,670	47,158	21,608	20,893	21,000	(28.6)		60.3
Income/(loss) before income taxes	14,507	(14,728)	5,513	8,892	11,355	198.5		27.8
Income tax expense/ (benefit)	4,017	(4,991)	1,495	2,435	2,948	180.5		36.3
Net income/ (loss)	$10,490	$(9,737)	$4,018	$6,457	$8,407	207.7		24.8

Return on average assets	0.72%	(0.67)%	0.45%	0.75%	0.97%	139	bp	(25)	bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP	0.88	0.01	0.59	0.84	1.09	87		(21)
Return on average equity	8.21	(7.25)	4.49	7.25	9.22	1,546		(101)
Return on average tangible equity - Non-GAAP (1), (2)	12.88	1.74	7.16	10.09	12.83	1,114		5
Net interest margin	3.09	3.35	2.68	3.18	3.35	(26)		(26)
Efficiency ratio - GAAP	68.61	77.81	77.76	67.40	64.01	(920)		460
Efficiency ratio - Non-GAAP (1)	61.99	47.19	71.75	63.67	59.59	1,480		240

PER SHARE DATA
Basic and diluted net income/ (loss) per common share	$0.32	$(0.29)	$0.20	$0.32	$0.42	210.3%		(23.8)%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	15.41	15.14	18.24	18.17	18.34	1.8		(16.0)
Tangible book value per common share at period end - Non-GAAP (1)	12.06	11.70	14.83	14.74	14.87	3.1		(18.9)
Market value at period end	14.25	10.52	11.56	14.28	17.43	35.5		(18.2)
Market range:
High	14.51	13.37	14.45	18.15	20.85	8.5		(30.4)
Low	9.66	10.27	10.65	14.00	17.04	(5.9)		(43.3)

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) - Continued

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	12/31/2023		12/31/2023
	2023	2023	2023	2023	2022	compared to		compared to
(Dollars in thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2023		Q4 2022

AVERAGE BALANCE SHEET DATA
Loans	$4,639,467	$4,562,748	$2,709,944	$2,611,644	$2,467,324	1.68%		88.04%
Investment securities	619,920	778,744	645,842	654,193	661,968	(20.39)		(6.35)
Earning assets	5,339,833	5,404,572	3,369,183	3,279,686	3,206,591	(1.20)		66.53
Assets	5,745,440	5,769,312	3,596,311	3,506,336	3,441,079	(0.41)		66.97
Deposits	5,136,818	5,066,886	2,908,662	2,968,448	3,006,734	1.38		70.84
Short-term and Long Term FHLB advances	1,141	70,348	261,797	113,972	7,391	(98.38)		(84.56)
Subordinated Debt & TRUPS	72,155	71,907	43,185	43,108	43,031	0.34		67.68
Stockholders' equity	507,040	533,114	363,225	361,174	361,623	(4.89)		40.21

CREDIT QUALITY DATA
Net charge offs	$500	$1,449	$50	$20	$84	(65.49)%		495.24%

Nonaccrual loans	$12,784	$8,982	$3,481	$1,894	$1,908	42.33%		570.02%
Loans 90 days past due and still accruing	738	2,149	1,065	611	1,841	(65.66)		(59.91)
Other real estate owned	179	179	179	179	197	—		(9.14)
Total nonperforming assets	$13,701	$11,310	$4,725	$2,684	$3,946	21.14		247.21

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.50%	8.79%	9.97%	10.18%	10.48%	(29)	bp	(198)	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	6.78	6.93	8.26	8.41	8.67	(15)		(189)

Annualized net charge-offs to average loans	0.04%	0.13%	0.01%	—%	0.01%	(9)	bp	3	bp

Allowance for credit losses as a percent of:
Period-end loans (3)	1.24%	1.24%	1.05%	1.07%	0.65%	—	bp	59	bp
Period-end loans (4)	1.24	1.24	1.05	1.07	0.78	—		46
Nonaccrual loans	448.62	635.17	833.50	1502.85	872.27	(18,655)		(42,365)
Nonperforming assets	418.59	504.43	614.05	1060.51	421.77	(8,584)		(318)

As a percent of total loans:
Nonaccrual loans	0.28%	0.19%	0.13%	0.07%	0.07%	9	bp	21	bp

As a percent of total loans+other real estate owned:
Nonperforming assets	0.30%	0.24%	0.17%	0.10%	0.15%	6	bp	15	bp

As a percent of total assets:
Nonaccrual loans	0.21%	0.16%	0.10%	0.05%	0.05%	5	bp	16	bp
Nonperforming assets	0.23	0.20	0.13	0.08	0.11	3		12
____________________________________
(1)See the reconciliation table that begins on page 20.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 20.
(3)Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)For 2023, this ratio excludes only PPP loans given the Company’s adoption of the CECL standard. For periods in 2022, this ratio excludes PPP loans and loans acquired in the Severn and Northwest acquisitions.

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						12/31/2023	12/31/2023
						compared to	compared to
(In thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2023	Q4 2022

INTEREST INCOME
Interest and fees on loans	$65,914	$64,869	$32,729	$30,828	$27,664	1.6%	138.3%
Interest on investment securities:
Taxable	3,992	5,047	3,729	4,064	3,945	(20.9)	1.2
Tax-exempt	6	27	5	7	6	(77.8)	—
Interest on federal funds sold	—	92	—	—	—	(100.0)	—
Interest on deposits with other banks	1,224	1,213	170	163	664	0.9	84.3
Total interest income	71,136	71,248	36,633	35,062	32,279	(0.2)	120.4

INTEREST EXPENSE
Interest on deposits	28,133	23,473	9,914	7,281	4,554	19.9	517.8
Interest on short-term borrowings	16	692	3,449	1,361	72	(97.7)	(77.8)
Interest on long-term borrowings	1,462	1,461	776	756	710	0.1	105.9
Total interest expense	29,611	25,626	14,139	9,398	5,336	15.6	454.9

NET INTEREST INCOME	41,525	45,622	22,494	25,664	26,943	(9.0)	54.1
Provision for credit losses	896	28,176	667	1,213	450	(96.8)	99.1

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	40,629	17,446	21,827	24,451	26,493	132.9	53.4

NONINTEREST INCOME
Service charges on deposit accounts	1,519	1,505	1,264	1,213	1,346	0.9	12.9
Trust and investment fee income	844	1,933	399	432	401	(56.3)	110.5
Loss on sales and calls of investment securities	—	(2,166)	—	—	—	100.0	—
Interchange credits	1,633	1,557	1,311	1,212	1,280	4.9	27.6
Mortgage-banking revenue	1,105	1,377	1,054	977	1,567	(19.8)	(29.5)
Title Company revenue	139	89	186	137	194	56.2	(28.4)
Bargain purchase gain	—	8,816	—	—	—	(100.0)	—
Other noninterest income	2,308	1,873	1,080	1,363	1,074	23.2	114.9
Total noninterest income	7,548	14,984	5,294	5,334	5,862	(49.6)	28.8

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						12/31/2023	12/31/2023
						compared to	compared to
(In thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2023	Q4 2022

NONINTEREST EXPENSE
Salaries and wages	$12,823	$14,183	$8,955	$8,684	$8,909	(9.6)%	43.9%
Employee benefits	3,389	3,607	2,440	2,921	2,786	(6.0)	21.6
Occupancy expense	2,328	2,245	1,599	1,619	1,694	3.7	37.4
Furniture and equipment expense	790	750	477	534	648	5.3	21.9
Data processing	2,762	2,485	1,739	1,798	1,856	11.2	48.8
Directors' fees	426	295	185	250	222	44.4	91.9
Amortization of intangible assets	2,595	2,634	435	441	460	(1.5)	464.1
FDIC insurance premium expense	1,733	618	758	371	315	180.4	450.2
Other real estate owned expenses, net	—	2	—	(1)	13	(100.0)	(100.0)
Legal and professional fees	1,411	1,217	959	750	636	15.9	121.9
Merger related expenses	602	14,866	1,197	691	967	(96.0)	(37.8)
Other noninterest expenses	4,811	4,256	2,864	2,835	2,494	13.0	92.9
Total noninterest expense	33,670	47,158	21,608	20,893	21,000	(28.6)	60.3

(Loss)/Income before income taxes	14,507	(14,728)	5,513	8,892	11,355	198.5	27.8
Income tax (benefit)/expense	4,017	(4,991)	1,495	2,435	2,948	180.5	36.3
NET (LOSS)/INCOME	$10,490	$(9,737)	$4,018	$6,457	$8,407	207.7	24.8

Weighted average shares outstanding - basic and diluted	33,322	33,246	19,903	19,886	19,862	0.2	67.8

Basic and diluted net (loss)/ income per common share	$0.32	$(0.29)	$0.20	$0.32	$0.42	210.3	(23.8)

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.
Consolidated Average Balance Sheets By Quarter (Unaudited)

	Q4 2023			Q3 2023			Q2 2023			Q1 2023			Q4 2022
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,331,150	$18,653	5.56%	$1,141,707	$14,548	5.06%	$946,545	$10,876	4.61%	$881,799	$10,507	4.83%	$813,673	$7,911	3.86%
Commercial real estate	2,728,094	38,730	5.63	2,831,569	40,536	5.68	1,292,406	15,620	4.85	1,279,923	15,173	4.81	1,246,966	15,114	4.81
Commercial	221,342	4,295	7.70	233,756	5,315	9.02	137,554	2,177	6.35	142,797	1,819	5.17	149,068	1,966	5.23
Consumer	333,807	3,859	4.59	332,486	4,183	4.99	323,798	3,983	4.93	297,528	3,274	4.46	244,471	2,602	4.22
State and political	1,290	13	4.00	929	10	4.27	900	8	3.57	978	9	3.73	1,084	11	4.03
Credit Cards	6,320	166	10.42	6,164	149	9.59	—	—	—	—	—	—	—	—	—
Other	17,464	277	6.29	16,137	201	4.94	8,741	116	5.37	8,619	83	3.91	12,062	96	3.16
Total Loans	4,639,467	65,993	5.64	4,562,748	64,942	5.65	2,709,944	32,780	4.85	2,611,644	30,865	4.79	2,467,324	27,700	4.45

Investment securities
Taxable	619,259	3,992	2.58	778,081	5,047	2.59	645,178	3,729	2.32	653,527	4,064	2.49	661,519	3,945	2.39
Tax-exempt (1)	661	8	4.84	663	34	20.51	664	6	3.62	666	9	5.41	449	7	6.24
Federal funds sold	—	—	—	7,533	92	4.85	—	—	—	—	—	—	—	—	—
Interest-bearing deposits	80,446	1,224	6.04	55,547	1,213	8.66	13,397	170	5.09	13,849	163	4.77	77,299	664	3.40
Total earning assets	5,339,833	71,217	5.29	5,404,572	71,328	5.24	3,369,183	36,685	4.37	3,279,686	35,101	4.34	3,206,591	32,316	4.00
Cash and due from banks	63,506			51,714			29,923			28,602			29,358
Other assets	399,409			359,726			225,935			228,054			221,599
Allowance for credit losses	(57,308)			(46,700)			(28,730)			(30,006)			(16,469)
Total assets	$5,745,440			$5,769,312			$3,596,311			$3,506,336			$3,441,079

	Q4 2023			Q3 2023			Q2 2023			Q1 2023			Q4 2022
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate

Interest-bearing liabilities
Demand deposits	$1,117,117	$6,673	2.37%	$1,056,956	$6,659	2.50%	$685,674	$3,913	2.29%	$694,894	$3,236	1.89%	$670,424	$2,217	1.31%
Money market and savings deposits	1,605,930	8,330	2.06	1,572,920	6,810	1.72	907,068	2,526	1.12	1,004,553	2,373	0.96	1,043,076	1,581	0.60
Brokered deposits	92,840	1,347	5.76	98,649	1,225	4.93	—	—	—	—	—	—	—	—	—
Certificates of deposit $100,000 or more	701,051	6,898	3.90	706,642	6,272	3.52	312,367	2,337	3.00	241,436	1,076	1.81	217,051	433	0.79
Other time deposits	391,820	4,885	4.95	285,743	2,507	3.48	225,495	1,138	2.03	207,403	595	1.16	205,293	322	0.62
Interest-bearing deposits (4)	3,908,758	28,133	2.86	3,720,910	23,473	2.50	2,130,604	9,914	1.87	2,148,286	7,280	1.37	2,135,844	4,553	0.85
Advances from FHLB - short-term	1,141	16	5.56	70,348	692	3.90	261,797	3,449	5.28	113,972	1,361	4.84	7,391	72	3.86
Advances from FHLB - long-term	—	—	—	—	—	—	—	—	—	—	—	—	653	(11)	(6.08)
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,155	1,462	8.04	71,907	1,461	8.06	43,185	776	7.21	43,108	756	7.11	43,031	720	6.64
Total interest-bearing liabilities	3,982,054	29,611	2.95	3,863,165	25,626	2.63	2,435,586	14,139	2.33	2,305,366	9,397	1.65	2,186,919	5,334	0.96
Noninterest-bearing deposits	1,228,060			1,345,976			778,058			820,162			870,890
Accrued expenses and other liabilities	28,286			27,057			19,442			19,634			21,647
Stockholders' equity	507,040			533,114			363,225			361,174			361,623
Total liabilities and stockholders' equity	$5,745,440			$5,769,312			$3,596,311			$3,506,336			$3,441,079

Net interest income		$41,606			$45,702			$22,546			$25,704			$26,982

Net interest spread			2.34%			2.61%			2.04%			2.68%			3.04%
Net interest margin			3.09%			3.35%			2.68%			3.18%			3.34%
Cost of Funds			2.25%			1.95%			1.76%			1.22%			0.69%
Cost of Deposits			2.17%			1.84%			1.37%			0.99%			0.60%
Cost of Debt			8.00%			6.00%			5.56%			5.47%			6.07%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.8 million, $6.1 million, $0.3 million, $0.5 million and $0.6 million of accretion interest on loans for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $(1.5) million, $(0.5) million, $41,000, $0.1 million and $0.2 million of amortization of deposits premium, and $(0.2) million, $(0.2) million, $(47,000), $(47,000) and $(47,000) of amortization of borrowing fair value adjustment for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited)

						YTD	YTD
(In thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	12/31/2023	12/31/2022

The following reconciles return on average equity and return on average tangible equity (Note 1):
Net (loss) income	$10,490	$(9,737)	$4,018	$6,457	$8,407	$11,228	$31,177
Net (loss) income - annualized (A)	$41,618	$(38,632)	$16,295	$26,187	$33,354	$11,228	$31,177

Net (loss) income	$10,490	$(9,737)	$4,018	$6,457	$8,407	$11,228	$31,177
Add: Amortization of intangible assets, net of tax	1,876	1,741	317	320	341	4,254	1,471
Add: Merger Expenses, net of tax	435	9,828	872	502	716	11,637	1,553
Net income, excluding net amortization of intangible assets and merger related expenses	$12,801	$1,832	$5,207	$7,279	$9,464	$27,119	$34,201
Net income, excluding net amortization of intangible assets and merger related expenses - annualized (B)	$50,787	$7,268	$21,121	$29,520	$37,543	$27,119	$34,201

Return on average assets excluding net amortization of intangible assets and merger related expenses - Non-GAAP	0.88%	0.01%	0.59%	0.84%	1.09%	0.58%	1.09%

Average stockholders' equity (C)	$507,040	$533,114	$363,225	$361,174	$361,623	$441,790	$355,850
Less: Average goodwill and core deposit intangible	(112,752)	(115,604)	(68,172)	(68,607)	(69,077)	(91,471)	(69,845)
Average tangible equity (D)	$394,288	$417,510	$295,053	$292,567	$292,546	$350,319	$286,005

Return on average equity (GAAP) (A)/(C)	8.21%	(7.25)%	4.49%	7.25%	9.22%	2.54%	8.76%
Return on average tangible equity (Non-GAAP) (B)/(D)	12.88%	1.74%	7.16%	10.09%	12.83%	7.74%	11.96%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):
Noninterest expense (E)	$33,670	$47,158	$21,608	$20,893	$21,000	$123,329	$80,322
Less: Amortization of intangible assets	(2,595)	(2,634)	(435)	(441)	(460)	(6,105)	(1,988)
Less: Merger Expenses	(602)	(14,866)	(1,197)	(691)	(967)	(17,356)	(2,098)
Adjusted noninterest expense (F)	$30,473	$29,658	$19,976	$19,761	$19,573	$99,868	$76,236

Net interest income (G)	$41,525	$45,622	$22,494	$25,664	$26,943	$135,307	$101,302
Add: Taxable-equivalent adjustment	81	80	51	41	38	253	155
Taxable-equivalent net interest income (H)	$41,606	$45,702	$22,545	$25,705	$26,981	$135,560	$101,457

Noninterest income (I)	$7,548	$14,984	$5,294	$5,334	$5,862	$33,159	$23,086
Investment securities losses (gains)	—	2,166	—	—	—	2,166	—
Adjusted noninterest income (J)	$7,548	$17,150	$5,294	$5,334	$5,862	$35,325	$23,086

Efficiency ratio (GAAP) (E)/(G)+(I)	68.61%	77.81%	77.76%	67.40%	64.01%	73.21%	64.57%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	61.99%	47.19%	71.75%	63.66%	59.60%	58.44%	61.21%

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited) - Continued

(In thousands, except per share data)	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022

The following reconciles book value per common share and tangible book value per common share (Note 1):
Stockholders' equity (K)	$511,135	$501,578	$363,140	$361,638	$364,285
Less: Goodwill and core deposit intangible	(111,356)	(113,951)	(67,937)	(68,372)	(68,813)
Tangible equity (L)	$399,779	$387,627	$295,203	$293,266	$295,472

Shares outstanding (M)	33,162	33,136	19,907	19,898	19,865

Book value per common share (GAAP) (K)/(M)	$15.41	$15.14	$18.24	$18.17	$18.34
Tangible book value per common share (Non-GAAP) (L)/(M)	$12.06	$11.70	$14.83	$14.74	$14.87

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):
Stockholders' equity (N)	$511,135	$501,578	$363,140	$361,638	$364,285
Less: Goodwill and core deposit intangible	(111,356)	(113,951)	(67,937)	(68,372)	(68,813)
Tangible equity (O)	$399,779	$387,627	$295,203	$293,266	$295,472

Assets (P)	$6,010,918	$5,705,372	$3,641,631	$3,553,694	$3,477,276
Less: Goodwill and core deposit intangible	(111,356)	(113,951)	(67,937)	(68,372)	(68,813)
Tangible assets (Q)	$5,899,562	$5,591,421	$3,573,694	$3,485,322	$3,408,463

Period-end equity/assets (GAAP) (N)/(P)	8.50%	8.79%	9.97%	10.18%	10.48%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	6.78%	6.93%	8.26%	8.41%	8.67%
____________________________________
Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.